UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  December 29, 2008

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-99736-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2008, in light of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance issued thereunder, the Share and Unit Option Committee of Tanger Factory Outlet Centers, Inc. (the "Company") approved an amended and restated Incentive Award Plan.  The material amended and restated provisions of the Incentive Award Plan are as follows: (1) the removal of the potential award of Dividend Equivalents under the Plan, (2) clarification of the timing of, and employment conditions relating to, the payment of performance awards under the Incentive Award Plan, and (3) clarification of certain definitions and terms used in the Incentive Award Plan. No other material amendments were made to the terms and conditions of the Incentive Award Plan. The foregoing summary is qualified in its entirety by reference to the Amended and Restated Incentive Award Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference.

On December 29, 2008, the Company entered into amended and restated employment agreements (each an “Employment Agreement”) with Stanley K. Tanger, Steven B. Tanger, Frank C. Marchisello, Jr., Lisa J. Morrison and Joseph H. Nehmen (collectively, the “Executives”).  The Employment Agreements supersede the Executives’ existing employment agreements and revise certain provisions of the prior employment agreements for the Executives in order to provide that certain payments to be made pursuant to the Employment Agreements will be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”), including (i) providing that any compensation or benefits payable to an Executive under an Employment Agreement that constitutes non-qualified deferred compensation subject to the requirements of Section 409A (the “Deferred Compensation”) will be delayed for a six month period following such Executive’s termination date if  such Executive is deemed to be a "specified employee" (within the meaning of Section 409A) at the time of such termination of employment and (ii) providing that the Company designates the order of any payment reduction necessary in order to prevent an Executive from having any liability for the federal excise tax levied on any “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, the Employment Agreement for Lisa Morrison has been revised to provide that in the event of a change in control of the Company (as such term is defined in the applicable Employment Agreement), if the Executive has not terminated her employment by the seventy-fifth day following such change in control, the Executive's right to severance benefits under the Employment Agreement ceases.

The Employment Agreement for Stanley K. Tanger and the Employment Agreement for Steven B. Tanger have been revised to reflect their changes in title and position effective January 1, 2009, as, respectively, Chairman of the board of directors of the Company and President and Chief Executive Officer of the Company, as previously announced in the Company’s 8-K dated December 2, 2008.

The foregoing summary is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 to this Form 8-K and incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.1	Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, effective December 29, 2008.
Exhibit 10.5	Amended and Restated Employment Agreement for Stanley K. Tanger, as of December 29, 2008.
Exhibit 10.6	Amended and Restated Employment Agreement for Steven B. Tanger, as of December 29, 2008.
Exhibit 10.7	Amended and Restated Employment Agreement for Frank C. Marchisello, Jr., as of December 29, 2008.
Exhibit 10.8	Amended and Restated Employment Agreement for Lisa J. Morrison, as of December 29, 2008.
Exhibit 10.9	Amended and Restated Employment Agreement for Joseph H. Nehmen, as of December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2008

TANGER FACTORY OUTLET CENTERS, INC.

By:/s/ Frank C. Marchisello Jr.
             Frank C. Marchisello, Jr.
     Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:TANGER GP TRUST, its sole general partner

By:/s/ Frank C. Marchisello Jr.
             Frank C. Marchisello, Jr.
     Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, effective December 29, 2008.
Exhibit 10.5	Amended and Restated Employment Agreement for Stanley K. Tanger, as of December 29, 2008.
Exhibit 10.6	Amended and Restated Employment Agreement for Steven B. Tanger, as of December 29, 2008.
Exhibit 10.7	Amended and Restated Employment Agreement for Frank C. Marchisello, Jr., as of December 29, 2008.
Exhibit 10.8	Amended and Restated Employment Agreement for Lisa J. Morrison, as of December 29, 2008.
Exhibit 10.9	Amended and Restated Employment Agreement for Joseph H. Nehmen, as of December 29, 2008.